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                                                         (EXHIBIT 20.3 TO S-4)
                                        PROXY

                                   OHIO RIVER BANK
                                 221 RAILROAD STREET
                               IRONTON, OHIO 45638-0095

                 PROXY FOR SPECIAL MEETING OF SHAREHOLDERS CALLED FOR
                                 ______________, 1998

THIS PROXY IS SOLICITED BY MANAGEMENT AND UNLESS OTHERWISE MARKED WILL BE VOTED FOR THE PROPOSAL.

The undersigned, having received notice of the Special Meeting of Shareholders of Ohio River Bank, Ironton, Ohio to be held at ______ p.m., ____________, ______________, 1998, hereby designates and appoints _____________, ____________
and _______________, or any of them, as attorneys and proxies for the undersigned, with full power of substitution, to vote for and in the name of the undersigned all shares of the Common Stock of Ohio River Bank, Ironton, Ohio, which the undersigned is entitled to vote at such Special Meeting of Shareholders, or at any adjournment thereof, such proxies being directed to vote as specified below on the following proposal:

Management recommends a vote FOR the proposal.

PROPOSAL  To vote on the approval of the following Resolution:

     RESOLVED, That the Amended and Restated Agreement and Plan of Merger, dated as of November 24, 1997, among Ohio River Bank, Ohio River Interim Bank and Premier Financial Bancorp, Inc., providing for the merger of Ohio River Interim Bank into Ohio River Bank (the "Merger") and the issuance to the Ohio River Bank shareholders of 1.2 Premier Bancorp, Inc. Common Shares in connection with the Merger, is hereby approved, ratified, adopted and confirmed.

          FOR______      AGAINST______       ABSTAIN______

If this Proxy is properly signed but the above ballot is not marked, such proxies are authorized to vote the shares represented by this proxy in accordance with their discretion. It is the present intention of such proxies to vote FOR the merger proposal, and in the best interest of the Bank, in the judgment of the proxies, concerning any other matters presented at the meeting.




                                        (over)


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The undersigned reserves the right to revoke this Proxy at any time until the
Proxy is voted at the Special Meeting. The Proxy may be revoked by a later-dated Proxy, by giving written notice to the Bank at any time before the Proxy is voted, or in open meeting.

DATED:_____________________    ______________________________________________
                               Signature

                               Name__________________________________________
                                             (Please Print)

___________________________   ______________________________________________
(Number of Shares)            Signature

                              Name__________________________________________
                                             (Please Print)

                              (Please sign Proxy as your name appears on your stock certificate(s). Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such.)

ALL FORMER PROXIES
ARE HEREBY REVOKED

PLEASE DATE, SIGN, AND MAIL THIS PROXY TO THE PROXY COMMITTEE, IN CARE OF OHIO RIVER BANK, 221 RAILROAD STREET, IRONTON, OHIO 45638-0095. A PRE-ADDRESSED ENVELOPE IS ENCLOSED.


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